Exhibit 99.1

FOR IMMEDIATE RELEASE
Old Market CC	Contact: Charles Krebs	NASDAQ: OMCC
Old Market Capital Corporation Corporate Headquarters 1601 Dodge St., Suite 3350 Omaha, NE 68102	CFO Ph # (402) 658-0809	Website: www.nicholasfinancial.com Future Website: www.oldmarketcapital.com

Old Market Capital Announces

2nd Quarter Fiscal Year 2025 Results

•
Old Market Capital started providing wireless internet, fiber internet, and other new services in conjunction with its recent acquisition of a controlling stake in Amplex Electric
•
$3M of revenue and $410K of income attributed to Amplex Electric during Q2
•
Amplex received $21.3M RUS Loan approval, which can be drawn on over the next 5 years
•
Higher than normal operating expenses attributed to restructuring and acquisition costs

November 12, 2024 – Omaha, Nebraska – Old Market Capital Corporation (NASDAQ: OMCC) (the "Company") announced a net loss of $0.45 million attributable to common shareholders for the three months ended September 30, 2024 compared to a net loss of $10.5 million attributable to common shareholders for the three months ended September 30, 2023. Basic and diluted net loss per share was $0.07 for the three months ended September 30, 2024 compared to a net loss per share of $1.44 for the three months ended September 30, 2023.

Total operating expenses from continuing operations increased 147.5% to $3.98 million for the three months ended September 30, 2024 as compared to $1.6 million during the three months ended September 30, 2023. The increase in operating expenses during the quarter was largely attributable to general and administrative expenses related to the execution of the previously announced restructuring plan of the Company, which included the ramp-up of operations for the Company to provide wireless internet, fiber internet, and other new services in conjunction with its acquisition of Amplex Electric, Inc. (“Amplex”), as well as acquisition costs related to the purchase of a controlling stake in Amplex.

The Company reported a net loss of $3.7 million attributable to common shareholders for the six months ended September 30, 2024 as compared to a net loss of $8.9 million for the six months ended September 30, 2023. Basic and diluted net loss per share was $0.56 for the six months ended September 30, 2024 as compared to basic and diluted net loss per share of $1.23 for the six months ended September 30, 2023.

Total operating expenses from continuing operations increased 158% to $8.0 million for the six months ended September 30, 2024 as compared to $3.1 million for the six months ended September 30, 2023. The increase of operating expenses during the first six months were primarily attributable to costs associated with (i) the emigration of the Company from Canada to the U.S.; (ii) the sale of previous operations to Westlake Financial; (iii) the acquisition of a controlling interest in Amplex Electric, Inc.; and (iv) other costs associated with the Company’s previously announced restructuring plan.

“The OMCC Management Team is excited about the strong quarterly performance from Amplex. Amplex contributed nearly $3 million in revenue and $410 thousand of income for the quarter. A large opportunity set for future projects will allow for continued growth and increased contributions to OMCC’s bottom line. In addition to Amplex, the OMCC Management Team is focused on reducing operating expenses and finding additional investment opportunities that are accretive to shareholder value,” commented Jeffrey Royal, CEO of Old Market Capital.

Old Market Capital Corporation (NASDAQ:OMCC), formerly known as Nicholas Financial Inc., was previously a specialized consumer finance company. After the Company announced the restructuring of its operations in November 2023, the Company now operates as a holding company which owns a controlling interest in Amplex Electric, Inc., a broadband company, and which seeks to pursue additional controlling interests in other companies and sectors yet to be determined. For an index of Old Market Capital’s new releases or to obtain a specific release, please visit the Company’s legacy website at www.nicholasfinancial.com and future website currently under construction, www.oldmarketcapital.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” "explore," “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain and subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. All forward-looking statements and cautionary statements included in this press release are made as of the date hereof based on information available to the Company as the date hereof, and the Company assumes no obligation to update any such forward-looking statement or cautionary statement. Prospective investors should also consult the risk factors described from time to time in the Company’s other filings made with the U.S. Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q, 8-K and annual reports to shareholders.

Old Market Capital Corporation

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2024	2023	2024	2023
Revenue
Wireless internet services	$1,764	$—	$2,083	$—
Fiber internet services	773	—	879	—
Other revenue	421	—	485	—
Total revenue:	2,958	—	3,447	—
Expenses
Cost of services	366	—	432	—
Other operating expenses	3,617	1,609	7,587	3,109
Total operating expenses	3,983	1,609	8,019	3,109
Other income (expense)
Emigration tax expense	—	—	(1,711)	—
Loss on dissenting shareholders' liability	(274)	—	(1,103)	—
Other income (expense)	427	(49)	838	(37)
Total other income (expense), net	153	(49)	(1,976)	(37)
Loss before income taxes	(872)	(1,658)	(6,548)	(3,146)
Income tax (expense) benefit	(103)	—	25	—
Loss from continuing operations	(975)	(1,658)	(6,523)	(3,146)
Discontinued operations:
Total income (loss) from discontinued operations	801	(8,827)	2,860	(5,783)
Net loss	(174)	(10,485)	(3,663)	(8,929)
Less: Net loss attributable to noncontrolling interest	(7)	—	(8)	—
Less: Net income attributable to redeemable noncontrolling interest	284	—	74	—
Net loss attributable to common shareholders	$(451)	$(10,485)	$(3,729)	$(8,929)
Net loss per share attributable to common shareholders from continuing operations:
Basic	$(0.19)	$(0.23)	$(0.98)	$(0.43)
Diluted	$(0.19)	$(0.23)	$(0.98)	$(0.43)
Net income (loss) per share attributable to common shareholders from discontinued operations:
Basic	$0.12	$(1.21)	$0.43	$(0.79)
Diluted	$0.12	$(1.21)	$0.43	$(0.79)
Net loss per share attributable to common shareholders:
Basic	$(0.07)	$(1.44)	$(0.56)	$(1.23)
Diluted	$(0.07)	$(1.44)	$(0.56)	$(1.23)

Old Market Capital Corporation

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30, 2024	March 31, 2024
Cash and cash equivalents	$29,475	$18,982
Assets of discontinued operations	—	39,441
Property, plant, and equipment, net	25,911	75
Intangible assets, net	10,922	—
Goodwill	10,434	—
Other assets	3,540	1,340
Total assets	$80,282	$59,838
Accounts payable	$1,767	$99
Liabilities of discontinued operations	59	497
Deferred income taxes	4,730	—
Other liabilities	1,775	400
Total liabilities	8,331	996
Commitments and contingencies
Redeemable non-controlling interest	15,738	—
Old Market Capital Corporation available Shareholders' equity	52,670	58,842
Non-controlling interest	3,543	—
Total Shareholders' equity including non-controlling interests	56,213	58,842
Total liabilities, redeemable non-controlling interest, and equity	$80,282	$59,838